UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2015

UNITED STATES COMMODITY INDEX FUNDS TRUST
(Exact name of registrant as specified in its charter)

Delaware	001-34833	27-1537655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Harrison Street, Suite 1530 Oakland, California 94612
(510) 522-9600	(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Items.

The United States Commodity Index Funds Trust (the “Registrant”) is filing this Current Report on Form 8-K/A to amend a Current Report on Form 8-K that the Registrant filed with the U.S. Securities and Exchange Commission on June 29, 2015 (the “Original 8-K”). The purpose of this Current Report on Form 8-K/A is to furnish the correct monthly account statements for the month ended May 31, 2015 for each of the Registrant and United States Commodity Index Fund (“USCI”), United States Copper Index Fund (“CPER”) and United States Agriculture Index Fund (“USAG”), each a series of the Registrant, as required pursuant to Rule 4.22 under the Commodity Exchange Act. Due to a clerical error, the incorrect financial statements were furnished as Exhibit 99.1 to the Original 8-K. The correct monthly account statements, furnished as Exhibit 99.1 to this Current Report on Form 8-K/A, are presented in the form of Statements of Income (Loss) and Statements of Changes in Net Asset Value, and also can be found on USCI’s, CPER’s and USAG’s website at www.unitedstatescommodityfunds.com. The information furnished in this Current Report on Form 8-K/A, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Monthly Account Statements of the Registrant, USCI, CPER and USAG for the month ended May 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES COMMODITY INDEX FUNDS TRUST
	By:	United States Commodity Funds LLC, its sponsor

Date: July 16, 2015	By:	/s/ Stuart P. Crumbaugh
	Name:	Stuart P. Crumbaugh
	Title:	Chief Financial Officer